EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement") is made and entered into as of the 29th day of December, 2006, by and between Manchester Indiana Acceptance, Inc., a Delaware corporation, and Manchester Inc., a Nevada corporation (together, the "Debtors") in favor of Rick Stanley, as Sellers Representative, and Rick Stanley, individually (collectively, the "Secured Party").

WHEREAS, the Secured Party and Manchester Indiana Acceptance, Inc. are parties to a Stock Purchase Agreement, dated as of December 2, 2006, as amended on December 29, 2006 (the "Purchase Agreement"), by which all of the issued and outstanding capital stock of the Secured Party is being sold and conveyed to the Purchaser.

WHEREAS, the Secured Party has, for value received, agreed, to accept a Promissory Note of even date herewith in the principal amount of Three Million Dollars ($3,000,000.00) from Manchester Indiana Acceptance, Inc. (the "Purchase Note") and a Subordinated Promissory Note of even date herewith in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) from Manchester Indiana Acceptance, Inc. (the "Subordinated Note" and referred to herein together with the Purchase Note, collectively, as the “Notes”) and a Guaranty of even date herewith from Manchester Inc.

WHEREAS, as security for the payment and performance of the obligations of the Debtors to the Secured Party pursuant to the Notes, the Guaranty, and any other obligations of the Debtors to the Secured Party now existing or hereafter incurred, the Debtors enter into this Agreement providing for, among other things, a security interest in favor of the Secured Party in certain of the Debtors' property.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Grant of Security Interest. The Debtors hereby grant to the Secured Party a security interest (the "Security Interest") in all of Debtors' right, title and interest in, to or under the following described property, and any and all proceeds and products thereof and accessions thereto (collectively, the "Collateral") (each capitalized term used in this Section 1 shall have the meaning given to it by Article 9 of the Uniform Commercial Code as from time to time revised or amended and in effect in Indiana, except as otherwise defined herein, and all other capitalized terms herein shall have the meaning set forth in the Purchase Agreement):

(a)	All “Default Receivables” as such term is defined in the Purchase Agreement; and

(b)	All “Charged-Off Receivables” as such term is defined in the Purchase Agreement.

2. Secured Obligations. The indebtedness and other obligations secured hereby consist of the following:

(a) The Notes of Debtors to the Secured Party and the Guaranty of Manchester to the Secured Party, however evidenced, whether as principal or guarantor or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed, or extended (the "Indebtedness");

(b) All costs and expenses incurred by the Secured Party to obtain, preserve, perfect and enforce the Security Interest granted hereby and all other liens and security interests securing payment of all or any portion of the Indebtedness, to collect the Indebtedness and to maintain, preserve and realize on or collect the Collateral, including, but not limited to, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent storage charges, advertising costs, brokerage fees and expenses of sale; and

(c) All amounts owed under any modifications, renewals or extensions of any of the foregoing obligations.

The Indebtedness and costs and expenses mentioned in this Section 2 are collectively referred to herein as the "Secured Indebtedness".

3. Debtors Representations and Warranties. The Debtors hereby represent and warrant to the Secured Party as follows:

(a) Corporate Status. Manchester Indiana Acceptance, Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement. Manchester Inc. is a corporation organized and validly existing under the laws of the State of Nevada, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement.

(b) Validity and Binding Effect. This Agreement is the legal, valid and binding obligation of the Debtors, enforceable in accordance with its terms, subject only to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

(c) Collateral. The Debtors are the lawful owners and holders of the Collateral free and clear of any liens, charges, encumbrances or security interests whatsoever in favor of any other person and have the full authority to grant the Security Interest in the Collateral hereunder. This Agreement, together with the filing of the applicable UCC forms covering the Collateral creates a valid and perfected security interest in the Collateral. The Debtors have not made any further assignment of, nor granted any further security interest in or liens on, any of the Collateral.

4. Debtors' Covenants and Agreements. The Debtors covenant and agree that during the term of this Agreement:

(a) Payment of Obligations. The Debtors shall pay the Secured Indebtedness and shall timely pay or perform, as the case may be, all of the other obligations of the Debtors to the Secured Party, direct or contingent, however evidenced or denominated, and however and whenever incurred, including any present or future commitment of the Secured Party to the Debtors, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any obligations given in payment thereof.

(b) Insurance. The Debtors shall, at their expense, keep the vehicle inventory at all times insured against all risk of loss or damage by fire, theft, and such other casualties as the Secured Party may reasonably require for not less than the full replacement cost thereof.

(c) Use and Condition of Collateral. The Collateral will be held in the ordinary course of Debtors' business or will be used or consumed in Debtors' business. The Debtors have the risk of loss of the Collateral. The Secured Party may examine and inspect the Collateral at any reasonable time or times wherever located.

(d) Transfer of Collateral. Other than the sale of the vehicle inventory in the ordinary course of Debtors' business, Debtors shall not sell, assign, transfer, license, encumber or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party, excluding any such action within the scope of security interests of Palm Beach Multi-Strategy Fund L.P. and its Affiliates (“Palm Beach”). If any encumbrance is imposed on the Collateral by operation of law, the Debtors shall give the Secured Party immediate written notice of this fact.

(e) Preservation of Security Interest. The Debtors will faithfully preserve and protect Secured Party's Security Interest in the Collateral as a prior perfected security interest under the Indiana Uniform Commercial Code, superior and prior to the rights of all third persons, and will do all such other acts and things and will, upon request therefor by the Secured Party, execute or otherwise authenticate, deliver, file and record all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, as the Secured Party, in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said Security Interest. The Debtors shall notify Secured Party if the Debtors change their legal name, the location of their chief executive office, their state of incorporation, or any other change that would necessitate action on the part of the Secured Party to maintain perfection of the Security Interest.

(f) Authorization to File Financing Statements. The Debtors hereby irrevocably authorize the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate and include the Collateral as set forth in Section 1 herein or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the State or any other state for the sufficiency or filing office acceptance of any financing statement or amendment. The Debtors agree to furnish any such information to the Secured Party promptly upon request. The Debtors hereby irrevocably appoints the Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for Debtors to execute, deliver, file and record such items on behalf of Debtors and in Debtors' name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

5. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

(a) Default in the payment of the Secured Indebtedness.

(b) Any material misrepresentation by the Debtors as to any matter hereunder.

(c) Failure of Debtors to perform any of their material obligations, covenants or agreements under this Agreement or the Note.

(d) An attachment, execution or levy on any of the Collateral.

(e) The Debtors become insolvent or generally fail to pay, or admit in writing the Debtors' inability to pay, debts as they become due; or the Debtors apply for, consent to or acquiesces in the appointment of a trustee, receiver or other custodian for the Debtors or any property or assets of the Debtors, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Debtors or for a substantial part of the property or assets of the Debtors and is not discharged within ninety (90) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Debtors and if such case or proceeding is not commenced by the Debtors it is consented to or acquiesced in by the Debtors or if such case or proceeding is not vacated, stayed or dismissed within ninety (90) days of such commencement.

(f) The Debtors shall have transferred or disposed of any Collateral (except in the ordinary course of the Debtors' business) without the Secured Party's written consent.

6. Remedies.

(a) Upon the occurrence of any Event of Default, the Secured Party may, subject to prior written consent of Palm Beach, without demand, presentment, notice of intention to accelerate, notice of acceleration (all of which are fully waived by the Debtors):

(i) exercise any or all of its rights and remedies with respect to the Collateral under the Indiana Uniform Commercial Code, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right to exercise all powers of ownership pertaining to the Collateral as if the Secured Party was the sole and absolute owner thereof (and the Debtors agree to take all such action as may be appropriate to give effect to such right);

(ii) With or without taking possession of the Collateral, sell, assign or otherwise dispose of all or any portion of the Collateral, at such place or places as the Secured Party deems best, for cash or credit against the Secured Indebtedness, at public or private sale, without demand or additional notice, and the Secured Party may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter shall hold the same absolutely free from any claim or right of any kind, including any right or equity of redemption (statutory or otherwise) of the Debtors, any such demand, notice, right or equity being expressly waived, disclaimed and released. The Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale, the Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like;

(iii) enter any premises of the Debtors, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto. The Debtors will upon request of the Secured Party assemble the Collateral and any records pertaining thereto and make them available at a place designated by the Secured Party; and/or

(iv) exercise any other powers, rights or remedies conferred to the Secured Party under this Agreement, or at law or in equity.

(b) No Marshaling. The Secured Party shall have no obligation to marshal any assets in favor of the Debtors or against or in payment of the Secured Indebtedness hereunder or under any other obligation owed to the Secured Party by the Debtors.

(c) Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to the Secured Party by this Agreement is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder now or hereafter existing at law, in equity or by statute. No delay or omission by the Secured Party to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement to the Secured Party may be exercised from time to time and as often as may be deemed expedient by the Secured Party.

7. Miscellaneous.

(a) Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of the Debtors or by or on behalf of Secured Party shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not, including all persons who become bound as debtors to this Agreement.

(b) Assignment. This Agreement may be endorsed, assigned and/or transferred in whole or in part by Secured Party without consent of the Debtors. Any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of the Secured Party under all of the same to the extent transferred and assigned. The Debtors shall not assign any of their rights nor delegate any of their duties hereunder without the prior express written consent of the Secured Party.

(c) Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of the Debtors hereunder.

(d) Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(e) Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

(f) Notices. All notices, requests, demands and other communications under this Agreement, if any, must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

If to the Debtors:

Manchester Indiana Acceptance, Inc.
c/o Manchester, Inc.
100 Crescent Court, 7th Floor
Dallas, Texas, 75201
Attention: Richard Gaines
Telecopy Number: (214) 459-8035

With a copy to:

Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, New York 10005
Attention: Travis L. Gering, Esq.
Telecopy Number: (212) 509-9559

If to the Secured Party:

Rick Stanley
13533 Marjac Way
McCordsville, Indiana 46055
Telecopy Number: (317) 624-0556

With a copy to:

Ice Miller LLP
OneAmerican Square
Suite 3100
Indianapolis, Indiana 46282-0200
Attention: Steven K. Humke, Esq.
Telecopy number: (317) 592-4675

(g) Entire Agreement. This Agreement and the agreements referenced herein represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the obligations hereunder, the provisions of this Agreement shall control.

(h) Governing Law, Forum and Amendments. This Agreement shall be construed and enforced under the laws of the State of Indiana without regard to the conflict of law principles thereof, except to the extent that the Uniform Commercial Code provides for the application of the law of the state of the Debtors' incorporation. The parties each irrevocably consent to the jurisdiction and venue of the courts of the State of Indiana and the United States District Court for the Southern District of Indiana with respect to any and all actions related to this Agreement or the enforcement of this Agreement and each party irrevocably waives any and all objections thereto. No amendment, modification, termination or waiver of any provision of this Agreement, nor consent to any departure by the Debtors from this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Secured Party.

(i) Waiver of Trial by Jury. THE DEBTORS HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVES TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

(j) Counterparts. This Agreement may be executed by the parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

"DEBTORS"

Manchester Indiana Acceptance, Inc.

By:	/s/ Richard D. Gaines
Printed: Richard D. Gaines
Title: President

Manchester Inc.

By:	/s/ Richard D. Gaines
Printed: Richard D. Gaines
Title: President

"SECURED PARTY"

Rick Stanley, as Shareholders’ Representative

By:	/s/ Rick Stanley
Printed: Rick Stanley
Title: Shareholders’ Representative